Exhibit 99.1

Contact: Cliff Stebe Chief Financial Officer, 636.946.6525

FOR IMMEDIATE RELEASE

LMI Aerospace, Inc. Announces Fourth Quarter and Full-Year 2016 Results

ST. LOUIS, March 15, 2017 -- LMI Aerospace Inc. (Nasdaq:LMIA) ("LMI" or the "Company") announced its financial results for the fourth quarter and the year ended December 31, 2016.

Fourth Quarter and Full-Year Results

For the fourth quarter of 2016, net sales were $85.2 million, compared to $89.4 million in the fourth quarter of 2015.  Operating income for the fourth quarter of 2016, excluding $0.3 million of net unfavorable, non-recurring items, was $1.7 million, compared to $5.7 million in the fourth quarter of 2015, excluding the impact of $1.1 million in net unfavorable, non-recurring items. The Company realized a net loss of $3.8 million, or $0.29 per diluted share, in the fourth quarter of 2016, compared to a net loss of $1.2 million, or $0.09 per diluted share, in the fourth quarter of 2015.  Diluted loss per share, excluding the impact of non-recurring items, was $0.26 in the fourth quarter of 2016, compared to diluted earnings per share, excluding the impact of non-recurring items, of $0.01 in the fourth quarter of 2015.

For the full-year 2016, net sales were $346.2 million compared to $375.1 million in 2015.  Operating income in 2016, excluding $30.2 million of net unfavorable, non-recurring items, which included a $28.4 million goodwill and intangible asset impairment charge recorded in the second quarter, was $15.8 million. This compares to operating income of $23.1 million in 2015, excluding the impact of $2.3 million in net unfavorable, non-recurring items. The Company realized a net loss in 2016 of $35.1 million, or $2.68 per diluted share, compared to a net loss in 2015 of $2.2 million, or $0.17 per diluted share. Diluted loss per share, excluding the impact of non-recurring items, was $0.37 in 2016, compared to diluted earnings per share, excluding the impact of non-recurring items, of $0.02 in 2015.

“We knew 2016 would be a year of transition as we began preparing our operations for significant growth ahead, and we also faced some unexpected challenges that further impacted our performance for the quarter and the year,” said LMI Aerospace Chief Executive Officer Dan Korte. “At the start of 2017, we reviewed our leadership structure and found a balanced way to manage the business more efficiently and effectively by naming Keith Schrader as vice president of Operations and confirming Jay Inman as president of Engineering Services. They are bringing renewed leadership strength as we ready our Aerostructures business for production ramp-ups and pursue new revenue opportunities for Engineering Services.

"These leadership changes, coupled with our ongoing investment in people, processes and capital, position us for substantial growth in 2017 and beyond. We expect to meet increased production rates and deliver higher content on our critical programs, which include Boeing 737 MAX and 777X, Gulfstream G500/G600 and HondaJet HA-420. We also look ahead to closing the transaction to be acquired by Sonaca Group, which will bring our combined company to the forefront as a leader in the design and manufacture of complex aerostructures while helping to diversify our global customer base.”

The following table illustrates the impact of non-recurring items on the Company's operating income for the fourth quarter of 2016 and on the Company's operating loss for the year ended December 31, 2016:

Operating Income Excluding Non-Recurring Items
(Amounts in thousands)
	Quarter Ended	Year Ended
	December 31, 2016	December 31, 2016

Operating income (loss), as reported	$1,393	$(14,318)
Non-recurring items
Goodwill and intangible asset impairment	—	28,368
Integration expenses	234	295
Restructuring expenses	21	1,212
Other expenses	89	286
Total non-recurring adjustments	$344	$30,161
Net operating income excluding non-recurring items	$1,737	$15,843

Segment Results

	Q4	Q4	Full-Year	Full-Year
($ millions)	2016	2015	2016	2015

Net sales:
Aerostructures	$78.3	$77.6	$311.1	$327.2
Engineering Services	7.1	12.3	36.3	49.1
Eliminations	(0.2)	(0.5)	(1.2)	(1.2)
Total net sales	$85.2	$89.4	$346.2	$375.1

Income (loss) from operations:
Aerostructures	$3.0	$3.9	$16.1	$24.0
Engineering Services (1)	(1.6)	0.7	(30.1)	(3.1)
Eliminations	0.0	(0.1)	(0.3)	(0.1)
Total income (loss) from operations	$1.4	$4.5	$(14.3)	$20.8

(1) The year ended December 31, 2016, included a goodwill and intangible asset impairment charge of $28.4 million in the Engineering Services segment. Excluding the impact of the impairment charge, the Engineering Services segment recorded a loss from operations of $1.7 million and the total company recorded income from operations of $14.1 million in the year ended December 31, 2016.

Aerostructures Segment

	Q4		Q4
Net Sales ($ millions)	2016	% of Total	2015	% of Total

Large commercial aircraft	$46.5	59.4%	$43.6	56.2%
Corporate and regional aircraft	17.6	22.5%	19.3	24.9%
Military	9.4	12.0%	8.3	10.7%
Other	4.8	6.1%	6.4	8.2%
Total	$78.3	100.0%	$77.6	100.0%

Aerostructures revenues increased 0.9% to $78.3 million in the fourth quarter of 2016 from $77.6 million in the fourth quarter of 2015.
The increase in sales was primarily due to higher sales of wing modification products of $2.4 million and higher sales on the Bombardier C-Series and Honda HA-420 programs of $1.5 million and $1.0 million, respectively. Sales in the fourth quarter of 2016 on the Gulfstream G450/550 and Boeing 747 platforms decreased $2.5 million and $1.4 million, respectively, when compared to the prior-year period.

The segment generated gross profit of $12.6 million, or 16.1 percent of net sales, in the fourth quarter of 2016 versus $14.1 million, or 18.2 percent of net sales, in the fourth quarter of 2015. Gross profit in the fourth quarter of 2016 was negatively impacted by inefficiencies at the Company's processing plants, a $0.6 million unfavorable cumulative catch-up adjustment on the Mitsubishi Regional Jet contract and higher-than-expected medical costs. Gross profit margin in the fourth quarter of 2015 was unfavorably impacted by a $0.5 million unfavorable cumulative catch-up adjustment on the previously mentioned Mitsubishi Regional Jet contract.

Selling, general and administrative expenses were $9.6 million in the fourth quarter of 2016 versus $10.2 million in the fourth quarter of 2015. The decline in selling, general and administrative expenses was primarily due to lower salary and related expenses of $0.8 million, primarily the result of cost-saving activities and a reduction in incentive compensation expense.

Engineering Services Segment

	Q4		Q4
Net Sales ($ millions)	2016	% of Total	2015	% of Total

Large commercial aircraft	$2.4	33.8%	$5.8	47.2%
Corporate and regional aircraft	1.0	14.1%	2.8	22.8%
Military	2.2	31.0%	3.2	26.0%
Other	1.5	21.1%	0.5	4.0%
Total	$7.1	100.0%	$12.3	100.0%

Engineering Services revenue decreased 42.3 percent to $7.1 million in the fourth quarter of 2016 from $12.3 million in the fourth quarter of 2015. Sales decreased $1.8 million related to maintenance and repair revenues and $1.2 million, $0.9 million and $0.7 million on the Bombardier C-Series, Boeing F-18 and Aerion A2 programs, respectively. Unfavorable cumulative catchup adjustments on the Mitsubishi Regional Jet program of $1.1 million and $0.6 million were recognized in the fourth quarters of 2016 and 2015, respectively.

Gross loss for the segment was $0.4 million, or (5.8) percent of net sales, for the fourth quarter of 2016, compared to $2.2 million, or 17.7 percent of net sales, for the prior-year quarter. Gross profit in the fourth quarters of 2016 and 2015 was negatively impacted by the previously mentioned cumulative catchup adjustments. Cost overruns on firm, fixed-price contracts and lower fixed cost utilization on the decline in revenues also negatively impacted the fourth quarter of 2016.

Selling, general and administrative expenses for the segment decreased to $1.2 million in the fourth quarter of 2016 from $1.5 million in the fourth quarter of 2015. The fourth quarter of 2016 was favorably impacted by a decrease in salaries and related expense of $0.2 million.

Non-Segment

The Company recognized no income tax expense in the fourth quarter of 2016 compared to an income tax benefit of $0.1 million in the fourth quarter of 2015.

The Company generated cash flow from operations of $14.9 million in the fourth quarter of 2016 and funded net capital expenditures of $3.5 million, resulting in positive free cash flow of $11.3 million. The Company generated cash flow from operations of $26.6 million in the fourth quarter of 2015 and funded net capital expenditures of $1.3 million, resulting in positive free cash flow of $25.4 million. In both the fourth quarter of 2016 and the fourth quarter of 2015, the Company used its free cash flow to reduce long-term debt.

Conference Call and Outlook for 2017

Due to the pending transaction to be acquired by Sonaca Group, the Company will not hold an earnings conference call for the fourth quarter of 2016 and will not be issuing guidance or financial targets at this time.

About LMI Aerospace

LMI Aerospace Inc. is a leading supplier of structural assemblies, kits and components and provider of engineering services to the commercial, business and regional, and military aerospace markets. Manufacturing more than 40,000 products for a variety of platforms and providing turnkey engineering capabilities to support aircraft lifecycles, LMI offers complete, integrated solutions in aerostructures, engineering and program management. Headquartered in St. Louis, LMI has 21 locations across the United States and in Mexico, the United Kingdom and Sri Lanka. For more information, visit: www.lmiaerospace.com.

The Company entered into a Plan of Merger with Sonaca, S.A. on February 16, 2017, as detailed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2017.

Additional Information and Where to Find It

In connection with the proposed merger with a wholly-owned indirect subsidiary of Sonaca S.A., the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on Schedule 14A on March 15, 2017, and will file or furnish other relevant materials with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.lmiaerospace.com or by directing a request to: LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, (636) 946-6525.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 15, 2017, its preliminary proxy statement referenced above, and its definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 29, 2016. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards, rights to severance payments and other rights set forth in current employment agreements and prospective employment agreements that are expected to become effective as of the closing of the merger. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger the Company will file with the SEC and furnish to the Company’s shareholders.

Cautionary Statements Regarding Forward-Looking Statements

This news release may include forward-looking statements, including statements related to LMI's strategy and outlook for 2017 and beyond, and other statements based on current management expectations, estimates and projections. Such forward-looking statements are not guarantees and are inherently subject to various risks and uncertainties that could cause actual results and events to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things, uncertainties and risks arising from the announcement of and failure to consummate the proposed merger transaction, difficulties implementing the Company's growth strategy, continued decline in demand in the Engineering Services segment, the potential impact of changes regarding U.S. trade partnerships, treaties, and tax law, managing leverage resulting from our notes and revolving credit facility, complying with debt covenants with respect to such indebtedness and competitive pressures, as well as those Risk Factors detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and any risk factors set forth in our other filings with the Securities and Exchange Commission. Any forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

LMI Aerospace, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$2,491	$10,504
Trade accounts receivable, net	51,269	48,491
Inventories	122,761	114,775
Prepaid expenses and other current assets	3,586	4,147
Total current assets	180,107	177,917

Property, plant and equipment, net	99,515	100,969
Goodwill	62,482	86,784
Intangible assets, net	38,852	46,582
Other assets	2,676	3,728
Total assets	$383,632	$415,980

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$29,378	$13,156
Accrued expenses	25,543	30,015
Current installments of long-term debt and capital lease obligations	2,655	2,362
Total current liabilities	57,576	45,533

Long-term debt and capital lease obligations, less current installments	237,398	247,633
Other long-term liabilities	3,117	4,322
Deferred income taxes	—	536
Total long-term liabilities	240,515	252,491

Shareholders’ equity:
Common stock, $0.02 par value per share; authorized 28,000,000 shares; issued 13,625,205 and 13,287,688 shares at December 31, 2016 and December 31, 2015, respectively	273	266
Preferred stock, $0.02 par value per share; authorized 2,000,000 shares; none issued at either date	—	—
Additional paid-in capital	99,955	97,617
Accumulated other comprehensive loss	(282)	(211)
Treasury stock, at cost, 39,419 shares at December 31, 2015	—	(418)
Retained (deficit) earnings	(14,405)	20,702
Total shareholders’ equity	85,541	117,956
Total liabilities and shareholders’ equity	$383,632	$415,980

Supplemental Balance Sheet Information:	December 31,	December 31,
	2016	2015
Product inventory	$85,885	$82,587
Capitalized contract costs	36,876	32,188
Total inventories	$122,761	$114,775

 LMI Aerospace, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Amounts in thousands, except share and per share data)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Sales and service revenue
Product sales	$77,907	$76,882	$308,089	$323,611
Service revenues	7,276	12,556	38,091	51,485
Net sales	85,183	89,438	346,180	375,096
Cost of sales and service revenue
Cost of product sales	64,706	62,399	249,227	259,610
Cost of service revenue	8,285	10,846	37,150	46,700
Cost of sales	72,991	73,245	286,377	306,310
Gross profit	12,192	16,193	59,803	68,786

Selling, general and administrative expenses	10,778	11,697	44,541	45,678
Goodwill and intangible asset impairment	—	—	28,368	—
Restructuring expense	21	(45)	1,212	2,322
Income (loss) from operations	1,393	4,541	(14,318)	20,786

Other (expense) income:
Interest expense	(5,104)	(5,638)	(21,171)	(22,439)
Other, net	(47)	(148)	(352)	(236)
Total other expense	(5,151)	(5,786)	(21,523)	(22,675)

Loss before income taxes	(3,758)	(1,245)	(35,841)	(1,889)
(Benefit) provision for income taxes	(1)	(57)	(734)	352
Net loss	(3,757)	(1,188)	(35,107)	(2,241)
Other comprehensive (loss) income
Change in foreign currency translation adjustment	50	(10)	(71)	(41)
Total comprehensive loss	$(3,707)	$(1,198)	$(35,178)	$(2,282)

Amounts per common share:
Net loss per common share	$(0.29)	$(0.09)	$(2.68)	$(0.17)

Net loss per common share assuming dilution	$(0.29)	$(0.09)	$(2.68)	$(0.17)

Weighted average common shares outstanding	13,176,538	12,922,461	13,113,901	12,869,353

Weighted average dilutive common shares outstanding	13,176,538	12,922,461	13,113,901	12,869,353

 LMI Aerospace, Inc.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)

	Year Ended
	December 31,
	2016	2015
Operating activities:
Net loss	$(35,107)	$(2,241)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,043	20,404
Amortization of debt issuance cost	1,899	1,961
Goodwill and intangible asset impairment	28,368	—
Stock based compensation	1,481	1,717
Deferred taxes	(723)	78
Other noncash items	(84)	(1,005)
Changes in operating assets and liabilities, net of acquired business:
Trade accounts receivable	(2,965)	9,624
Inventories	(8,610)	(1,047)
Prepaid expenses and other assets	975	325
Current income taxes	181	6,506
Accounts payable	13,433	(8,427)
Accrued expenses	(3,340)	4,467
Net cash provided by operating activities	14,551	32,362
Investing activities:
Additions to property, plant and equipment	(11,813)	(16,599)
Proceeds from sale of equipment	639	285
Net cash used by investing activities	(11,174)	(16,314)
Financing activities:
Proceeds from issuance of debt	1,465	—
Principal payments on long-term debt and notes payable	(12,699)	(13,276)
Advances on revolving line of credit	60,000	99,000
Payments on revolving line of credit	(60,000)	(99,000)
Debt issuance costs	(156)	(195)
Net cash used by financing activities	(11,390)	(13,471)
Net (decrease) increase in cash and cash equivalents	(8,013)	2,577
Cash and cash equivalents, beginning of year	10,504	7,927
Cash and cash equivalents, end of year	$2,491	$10,504

LMI Aerospace, Inc.
Selected Non-GAAP Disclosures
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Non-GAAP Financial Information
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1):

Net loss	$(3,757)	$(1,188)	$(35,107)	$(2,241)
Income tax (benefit) expense	(1)	(57)	(734)	352
Depreciation and amortization	4,507	5,385	19,043	20,404
Goodwill and intangible asset impairment	—	—	28,368	—
Stock based compensation	771	648	2,932	3,236
Interest expense	5,104	5,638	21,171	22,439
Restructuring expense	21	(45)	1,212	2,322
Integration expense	234	178	295	526
Other, net (2)	60	355	595	(1,619)
Adjusted EBITDA	$6,939	$10,914	$37,775	$45,419

Free Cash Flow (3):

Net cash provided by operating activities	$14,868	$26,645	$14,551	$32,362
Less:
Net capital expenditures	(3,530)	(1,269)	(11,174)	(16,314)

Free cash flow	$11,338	$25,376	$3,377	$16,048

(1) The Company believes Adjusted EBITDA is a measure important to many investors as an indication of operating performance by the business. We feel this measure provides additional transparency to investors that augments but does not replace the GAAP reporting of net income and provides a good comparative measure. Adjusted EBITDA is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of net income.

(2) In the year ended December 31, 2015, the Company recorded a net gain of $3.3 million related to a legal settlement. The gain realized from the settlement offsets expenses of $1.9 million that were recorded as a favorable adjustment to EBITDA when incurred in prior quarters.  For consistency, the above table reflects only $1.9 million of the net gain as an unfavorable EBITDA adjustment.

(3) The Company believes Free Cash Flow is a measure of the operating cash flow of the Company that is useful to investors. Free Cash Flow is a measure of cash generated by the Company for such purposes as repaying debt or funding acquisitions. Free Cash Flow is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of cash provided by operating activities.